THE PRICE ENTERPRISES DIRECTORS' 1995 STOCK OPTION PLAN

                       AMENDED AND RESTATED NON-QUALIFIED
                             STOCK OPTION AGREEMENT

This  Amended and  Restated  Agreement  is between  Price  Enterprises,  Inc., a
Maryland  corporation  (the  "Company"),  and   _________________________   (the
"Optionee"), and is made as of August 17, 1998.

                                    RECITALS

     A) The Company and the Optionee are parties to a Price Enterprises, Inc. Non-qualified Stock Option Agreement (the "Option Agreement") (Grant # ______) granted _________________________ (the "Grant Date").

     B) Pursuant to the Option Agreement, the Optionee was granted an option to purchase ___________ shares of Price Enterprises, Inc. common stock par value $.0001 (the "Common Stock"), which currently represents the right (when vested) to purchase ______________________ shares of Common Stock at a price of $__________ per share (the "Exercise Price"). Each portion of the option representing the right to purchase one share of Common Stock shall be referred to below as an "Unexercised Option."

     C) The Company distributed 8 3/4% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") to its shareholders on August 17, 1998 (the "Distribution").

     D) As a result of the Distribution, the option granted pursuant to the Option Agreement is to be adjusted as follows: one share of Series A Preferred Stock will be issued upon the issuance of each share of Common Stock issued upon exercise of the option.

     E) This Amendment and Restatement reflects on those stock options which have not been exercised by the Optionee as of August 17, 1998.

     NOW, THEREFORE, the Option Agreement is amended and restated in its entirety as follows:

1.   Grant of Option

     Pursuant to The Price Enterprises Directors' 1995 Stock Option Plan, as amended (the "Plan"), the Company hereby amends and restates the grant to the Optionee, as of the date of grant set forth above, as follows: for each of the Unexercised Options exercised at the Exercise Price the Company will issue one share of Common Stock and one share of Series A Preferred Stock, together the "Option Shares," upon the terms and conditions hereinafter stated (the "Option"), to all of which the Optionee, by the acceptance hereof, assents. It is intended that the Option shall not constitute an Incentive Stock Option under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   Option Period

     The Option shall expire at the close of business on the first day following the sixth (6th) anniversary of the Date of Grant (the "Option Period").

     The Option shall become exercisable to purchase twenty percent (20%) of the Option Shares (with Common Stock and Series A Preferred Stock vesting in equal amounts) on each anniversary of the Date of Grant, commencing on the first (1st) anniversary of the Date of Grant. The Option shall not be exercisable with respect to fractional Option Shares. Each Unexercised Option represents the option to purchase one share of Common Stock and one share of Series A Preferred Stock together, and shall not be exercisable with respect to either Common Stock or Series A Preferred Stock, individually. The Option shall vest as follows:


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                                Vested Shares             Vested Shares of
Vesting Date                   of Common Stock        Series A Preferred Stock
------------                   ---------------        ------------------------

-----------                      -----------               --------------

-----------                      -----------               --------------

-----------                      -----------               --------------

-----------                      -----------               --------------

-----------                      -----------               --------------

                   Total:
                                 -----------               --------------

3.   Effect of Termination of Directorship

     When the Optionee ceases to be a director of the Company, whether because of death, resignation, removal, expiration of his or her term of office or any other reason, the Option shall terminate ninety (90) days after the date the Optionee ceases to be a director of the Company and may thereafter no longer be exercised; except that (i) upon the Optionee's death his or her legal representative(s) or the person(s) entitled to do so under the Optionee's last will and testament or under applicable intestate laws shall have the right to exercise the Option within one (1) year after the date of death (but not beyond the Option Period), but only for the number of shares as to which the Optionee was entitled to exercise the Option on the date of his or her death and (ii) upon the Optionee's ceasing to be a director by reason of disability he or she (or his or her guardian) shall have the right to exercise the Option within one
(1) year after the date the Optionee ceased to be a director (but not beyond the Option Period), but only for the number of shares as to which the Optionee was entitled to exercise the Option on the date of his or her ceasing to be a director.

1.   Manner of Exercise

     The Option shall be exercised by giving written notice using the form prescribed from time to time by the Company. Payment must be made in full in:

     (a) Cash, or

     (b) In the discretion of the Committee (as such term is defined in the Plan), by delivering Common Stock or Series A Preferred Stock of the Company already owned by the Optionee, or

     (c) In the discretion of the Committee, a combination of cash, Common Stock and/or Series A Preferred Stock already owned by the Optionee.

For purposes of exercising the Option, Common Stock or Series A Preferred Stock delivered to the Company in payment of the exercise price shall be valued at the publicly reported price for the last sale of the Common Stock or Series A Preferred Stock, or the average of the publicly reported closing bid and asked prices of the Common Stock or Series A Preferred Stock, as applicable, on the last business day preceding the date upon which the Company receives written notice of exercise, or, if there are no publicly reported prices of the Company's Common Stock or Series A Preferred Stock, at the fair market value of the Common Stock or Series A Preferred Stock, as determined in good faith by the Board.

5.   Withholding

     Prior to the delivery of any Option Shares purchased upon exercise of the Option, the Company shall determine the amount of the federal and state income tax, if any, required to be withheld under applicable law and shall collect from the Optionee the amount of any such tax to the extent not previously withheld.

6.   Adjustments

     The number of Option Shares subject to the Option shall be adjusted in accordance with Section 7 of the Plan.

7.   Limitation on Exercisability

     Notwithstanding any other provision herein, the Option may not be exercised prior to approval of the Plan by the Company's stockholders having a majority of the voting power of the outstanding stock; nor prior to the admission of the shares of Common Stock or Series A Preferred Stock issuable on exercise of the Option to listing on notice of issuance on any stock exchange on which shares of the same class are then listed; nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

8.   Non-transferability of Option

     The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, may not be pledged or hypothecated, and shall be exercisable during the Optionee's lifetime only by the Optionee or by his or her guardian or legal representative.

9.   Other Provisions

     (a) In consideration of the granting of the Option, the Optionee agrees to remain as a director of the Company for a period of at least one (1) year after the Date of Grant. Nothing in the Plan or in this Agreement, however, confers upon the Optionee any right to continue as a director of the Company or interferes with or restricts in any way the rights of the Company or the Company's stockholders, which are hereby expressly reserved, to remove the Optionee at any time for any reason whatsoever, with or without cause, to the extent permitted by the Company's bylaws and applicable law.

     (b) The holder of the Option shall not be entitled to any rights of a stockholder of the Company with respect to any Option Shares until such Option Shares have been paid for in full and issued upon exercise of the Option.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

     (d) As a material part of this Agreement, the Optionee and the Company agree that in the event of any dispute between the Optionee and the Company, the dispute shall be resolved by binding arbitration in San Diego, California, under the Commercial Rules of the American Arbitration Association.

     (e) Upon exercise of the rights granted under this Agreement, the Optionee agrees that the Optionee will not transfer any shares acquired hereunder so as to result in a distribution in violation of the applicable federal and state securities laws.

10.  Incorporation of Plan by Reference

     The Option is subject to all of the terms and provisions of the Plan, a copy of which is available upon request, as the same may be amended from time to time, and such terms and provisions are hereby incorporated herein and made a part hereof as if set forth at length herein.

11.  Consent to Amendment and Adjustment

     The Optionee hereby consents to the equitable adjustments made to the Option (as indicated in this amended and restated Agreement) to reflect the Company's pro rata distribution of Series A Preferred Stock and the effects of such distribution on the Common Stock.

PRICE ENTERPRISES, INC.,
a Maryland corporation


By  ________________________________

    Jack McGrory
    President and CEO




_____________________________________
Director Signature



_____________________________________
Date of Signature



_____________________________________
Director Social Security Number